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                                                                    Exhibit 23.1

                         ARNOLD, SPAIN & COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                           914 NORTH HIGHLAND AVENUE
                          JACKSON, TENNESSEE   38301
BILLY SPAIN, C.P.A.          _____________          MEMBERS:
WINSTON TRUETT, C.P.A.                              AMERICAN INSTITUTE OF
MICHAEL HEWITT, C.P.A.       901-427-8571           CERTIFIED PUBLIC ACCOUNTANTS
   ________________        FAX 901-424-5701
                                                    TENNESSEE SOCIETY OF
KRISTI MCNEILL, C.P.A.                              CERTIFIED PUBLIC ACCOUNTANTS
AMY CREIGHTON, C.P.A.
GRADY ARNOLD, C.P.A., RETIRED                       AICPA DIVISION OF FIRMS




Board of Directors
Lexington First Federal Mutual
  Holding Company
Lexington, TN  38351

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997, on the consolidated financial statements of Lexington First Federal Mutual Holding Company, to the Registration Statement (Form SB-2), Application for Conversion (Form AC), and related Prospectus, and any amendments thereto, of Community National Corporation.



                                              /s/ Arnold, Spain & Company, P.C.
                                              Certified Public Accountants



October 14, 1997